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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) MARCH 26, 1999
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                         PLUM CREEK TIMBER COMPANY, L.P.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                   1-10239                     91-1443693
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(State or other jurisdiction of     (Commission               (I.R.S. Employer
incorporation or organization)      File Number)             Identification No.)



     999 THIRD AVENUE, SUITE 2300
          SEATTLE, WASHINGTON                                         98104-4096
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(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (206) 467-3600
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ITEM 5.        OTHER EVENTS

          As disclosed in our Proxy Statement/Prospectus, dated January 28, 1999, under the caption "Material Federal Income Tax Consequences - Taxation of the Company as a REIT - General," Plum Creek Timber Company, L.P. (the "Partnership") had applied for certain rulings from the Internal Revenue Service (the "Service") regarding its ability to satisfy certain requirements of the Internal Revenue Code of 1986, as amended (the "Code"), relating to qualification as a real estate investment trust or "REIT." The Partnership has now received the requested rulings from the Service. The Service has ruled that
(i) the Partnership's timberlands, including those timberlands that are subject to certain timber cutting contracts (the "Stumpage Contracts"), will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests under the Code, and (ii) the gains derived by the Partnership pursuant to Stumpage Contracts will be considered as gains from the sale of real property for purposes of the REIT gross income tests under the Code. In reaching these conclusions, the Service expressly relied upon a representation from the Partnership that its disposals of timber pursuant to these Stumpage Contracts will qualify as disposals of timber under section 631(b) of the Code. In connection with this representation, the Partnership will receive an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, tax counsel to the Partnership, substantially to the effect that the Partnership's disposal of timber pursuant to these Stumpage Contracts will qualify as disposals of timber which qualify for treatment under section 631(b) of the Code.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PLUM CREEK TIMBER COMPANY, L.P.


                                        By:  Plum Creek Management Company L.P.,
                                             its General Partner



Date:  March 30, 1999                   By:  /s/ Diane M. Irvine
                                             ----------------------------------
                                             Diane M. Irvine
                                             Vice President and Chief Financial
                                             Officer

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